DEAN HELLER
Secretary of State

206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708

Entity #
E0499062006-7
Document Number:
20060430123-31

Date Filed:
7/5/2006 3:30:52 PM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	China Wi-Max Communications Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	IncyourBIZ Corp. Name 3540 W. Sahara #E6-135 — Las Vegas — NEVADA 89102-5816 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 1,000,000 Par value: $ .01 Number of shares without par value:
4. Names & Addresses of Board of Directors/Trustees: (attach additional page if more than 3 directors/trustees)	1. Dr.Allan Rabinoff Name 11649 N. Port Washington Rd. Suite 224 — Mequon — WI — 53092 Street Address — City — State — Zip Code 2. George Krieger Name 12 Shari Drive — St. Louis — MO — 63122 Street Address — City — State — Zip Code 3. Henry Zaks Name 11649 N. Port Washington Rd. Suite 224 — Mequon — WI — 53093 Street Address — City — State — Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: A professional technology company that builds Wi-Max communication systems in China
6. Names, Address and Signature of Incorporator. (attach additional page if more than 1 incorporator)	Karen Sena — Karen Sena Name — Signature PO Box 13092 — Tucson — AZ — 85732 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] — 07/05/2006 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.